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                                                                    EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Genetronics Biomedical Corporation (formerly Genetronics Biomedical Ltd.) for the registration of 14,448,867 shares of its common stock and to the incorporation by reference therein of our report dated May 4, 2001 (except as to notes 1 and 11 which are as of December 19, 2001) and Comments by Auditor for US Readers on Canada-US Reporting Differences dated December 19, 2001, with respect to the consolidated financial statements and schedules of Genetronics Biomedical Corporation (formerly Genetronics Biomedical Ltd.) for the years ended March 31, 2001 and 2000 included in its Annual Report on Form 10-K for the nine-months ended December 31, 2001, filed with the Securities and Exchange Commission

                                                           /s/ ERNST & YOUNG LLP
Vancouver, Canada,
June 28, 2002.                                             Chartered Accountants